Exhibit 99.1

STONEWALL NETWORKS, INC.
FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
   Stonewall Networks, Inc.

We have audited the accompanying balance sheets of Stonewall Networks, Inc., (the “Company”) as of September 30, 2009, December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ deficit and cash flows for the nine months ended September 30, 2009 and for the years ended December 31, 2008 and 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stonewall Networks, Inc.  as of September 30, 2009, December 31, 2008 and December 31, 2007, and the results of its operations and its cash flows for the nine months ended September 30, 2009 and for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern. As discussed in Note 8 to the financial statements, the Company has not generated revenues or profits to date and the possibility the Company will be unable to raise additional capital necessary to operate raises substantial doubt as to its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri
April 2, 2010

STONEWALL NETWORKS, INC.
BALANCE SHEETS

	September 30,	December 31,	December 31,
	2009	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,017	$2,214	$1,984
Accounts receivable	50	-	-
Deferred financing costs	-	-	33,269
Total current assets	5,067	2,214	35,253

Fixed Assets
Furniture and fixtures	5,705	5,705	5,705
Computers and software	48,944	48,944	46,530
	54,649	54,649	52,235
Less: Accumulated depreciation	(52,927)	(51,518)	(36,678)
	1,722	3,131	15,557

Software development costs	955,286	955,286	818,619
Less: Accumulated amortization	(477,528)	(272,873)	-
	477,758	682,413	818,619
Other Assets
Shareholder loans	2,833	2,833	3,720
Software development costs, net
TOTAL ASSETS	$487,380	$690,591	$873,149

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$60,055	$48,105	$109,693
Accrued payroll and related taxes	523,844	505,140	503,444
Accrued interest	85,408	48,805	-
Convertible bridge loans accrued interest	-	129,958	102,355
Related party loans payable	598,565	580,300	536,625
Loans payable	617,876	621,240	62,467
Convertible bridge loans payable I	-	300,000	310,000
Convertible bridge loans payable II	-	558,512	558,512
Total current liabilities	1,885,748	2,792,060	2,183,096

Derivative liabilities	-	-	34,370
Total liabilities	1,885,748	2,792,060	2,217,466

Commitments and contingencies	-	-	-

STOCKHOLDERS' DEFICIT:
Preferred stock, Class A, $0.001 par value; 7,534,000 shares authorized,
5,924,241; 4,149,267 and 4,128,841 issued and outstanding at September 30, 2009,
December 31, 2008 and December 31, 2007, respectively.	5,924	4,149	4,129
Preferred stock, Class B, $0.001 par value; 0 shares authorized, 0 issued and outstanding	-	-	-
Common stock, $0.001par value; 15,000,000 shares authorized,
3,720,000 issued and outstanding	3,720	3,720	3,720
Additional paid-in capital	3,615,190	2,628,495	2,492,574
Accumulated deficit	(5,023,202)	(4,737,833)	(3,844,740)
Total stockholders' deficit	(1,398,368)	(2,101,469)	(1,344,317)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$487,380	$690,591	$873,149

The accompanying notes are an integral part of these consolidated financial statements.

STONEWALL NETWORKS, INC.
STATEMENTS OF OPERATIONS

	Nine Months Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2009	2008	2007

Revenue	$12,000	$-	$-
Cost of Revenue	-	-	-
Gross profit	12,000	-	-

Operating expenses:
Salaries	25,000	471,082	392,116
Adminstrative expense	18,886	29,832	469,121
Depreciation expense	1,409	14,840	11,762
Amortization expense	204,655	272,873	-
Total operating expenses	249,950	788,627	872,999
Loss from operations	(237,950)	(788,627)	(872,999)

Non-operating income (expense):
Interest expense	(47,419)	(104,466)	(114,284)
Change in fair value of derivative liabilities	-	-	8,032
Total non-operating income (expense)	(47,419)	(104,466)	(106,252)

Loss before income tax	(285,369)	(893,093)	(979,251)

Income tax	-	-	-
Net loss	$(285,369)	$(893,093)	$(979,251)

Weighted average shares outstanding :
Basic	3,720,000	3,720,000	3,720,000
Diluted	3,720,000	3,720,000	3,720,000

Loss per share:
Basic	$(0.08)	$(0.24)	$(0.26)
Diluted	$(0.08)	$(0.24)	$(0.26)

The accompanying notes are an integral part of these consolidated financial statements.

STONEWALL NETWORKS, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT

	Preferred Stock,		Preferred Stock,				Additional		Total
	Class A		Class B		Common Stock		Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance December 31, 2006	3,400,611	$3,401	-	$-	3,720,000	$3,720	$2,064,656	$(2,865,489)	$(793,712)

Bridge loans payable III converted to Class A Preferred Stock	728,230	728					363,388		364,116
Stock option compensation expense							161,777		161,777
Stock options canceled							(97,247)		(97,247)
Net loss for the year ended December 31, 2007								(979,251)	(979,251)
Balance December 31, 2007	4,128,841	$4,129	-	$-	3,720,000	$3,720	$2,492,574	$(3,844,740)	$(1,344,317)

Stock option compensation expense							90,223		90,223
Reclassification of warrant derivative liabilities to equity							34,370		34,370
Bridge loan payable I converted to Class A Preferred Stock	20,426	20					11,328		11,348
Net loss for the year ended December 31, 2008								(893,093)	(893,093)
Balance December 31, 2008	4,149,267	$4,149	-	$-	3,720,000	$3,720	$2,628,495	$(4,737,833)	$(2,101,469)

Bridge loans payable I and II converted to Class A Preferred Stock	1,774,974	1,775					986,695		988,470
Net loss for the nine months ended September 30, 2009								(285,369)	(285,369)
Balance September 30, 2009	5,924,241	$5,924	-	$-	3,720,000	$3,720	$3,615,190	$(5,023,202)	$(1,398,368)

The accompanying notes are an integral part of these consolidated financial statements.

STONEWALL NETWORKS, INC.
STATEMENTS OF CASH FLOWS

	Nine Months Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(285,369)	$(893,093)	$(979,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,409	14,840	11,762
Amortization of software development costs	204,655	272,873	-
Stock based compensation expense	-	90,223	161,777
Amortization of deferred financing costs	-	33,269	29,700
Change in fair value of derivative liabilities		-	(8,032)
Non-cash interest charge	12,532	13,443	-
Increase / (decrease) in current assets:
Accounts receivable	(50)	-	-
Increase / (decrease) in current liabilities:
Accounts payable	11,950	(61,588)	11,634
Accrued payroll and accrued expenses	18,704	12,327	149,146
Accrued interest	36,603	48,805	-
Convertible bridge loans accrued interest	-	28,951	91,804
Net cash provided by (used in) operating activities	434	(439,950)	(531,460)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases towards software development costs	-	(136,667)	(130,635)
Purchases of fixed assets	-	(2,414)	-
Proceeds from shareholder loans	-	887	38,243
Net cash used in investing activities	-	(138,194)	(92,392)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans	20,808	43,675	247,382
Repayments on related party loans	(14,950)	-	-
Proceeds from loans	-	563,891	-
Repayments on loans	(3,489)	(29,192)	-
Proceeds from bridge loans payable III	-	-	364,116
Net cash provided by financing activities	2,369	578,374	611,498

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,803	230	(12,354)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	2,214	1,984	14,338

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$5,017	$2,214	$1,984

CASH PAID FOR:
Interest	$-	$12,282	$28,951
Income taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Conversion of bridge note payable III to Class A Preferred Stock	$-	$-	$364,116
Conversion of bridge note payable I to Class A Preferred Stock	$	$11,348	$
Reclassification of derivative liabilities to equity	$-	$34,370	$-
Conversion of bridge notes payable I and II to Class A Preferred Stock	$988,470	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

STONEWALL NETWORKS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND DECEMBER 31, 2007

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

The Company is a Delaware corporation incorporated on January 7, 2005.

On January 7, 2005, the Company sold its initial common stock issue of 3,720,000 shares for $3,720.

During 2005 the Company sold 3,400,611 shares of Preferred stock series A for $1,700,207 or $0.50 per share.

In December 2007, the Company converted $364,116 of Convertible debt into 728,230 shares of its Common stock.  The conversion rate was $0.50 per share.

The Company has developed the “Cornerstone Appliance”.  “Cornerstone” is a Security Policy manager that strengthens, centralizes, and greatly simplifies network security for mid to large enterprises.  With “Cornerstone”, security policies are consistently implemented to seamlessly secure the entire enterprise network.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk. As of September 30, 2009, December 31, 2008 and December 31, 2007, the Company had $0 in deposits in excess of federally-insured limits.

Deferred Issuance Costs

Payments, either in cash or share-based payments, made in connection with the sale of debt are recorded as deferred debt issuance costs and amortized using the effective interest method over the lives of the related debentures. The weighted average amortization period for deferred debt issuance costs is 48 months.

Fixed Assets

The Company records its fixed assets at historical cost. The Company expenses maintenance and repairs as incurred. Upon disposition of fixed assets, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. The Company depreciates its fixed assets over an approximately three-year useful life.

Intangible and Long-Lived Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through September 30, 2009, the Company had not experienced impairment losses on its long-lived assets.

Software Development Costs

The Company capitalizes software development costs once a product’s technological feasibility is established.  The Company stops capitalizing software development cost when product development is complete and the product is available for general release.  These costs amortized over the product’s economic life and are reported at the lower of unamortized cost or net realizable value. The Company amortizes software development costs over a three-year useful life. Amortization expense for the nine months ended September 30, 2009 was $204,655. Amortization expense for the years ended December 31, 2008 and 2007 was $272,873 and $0, respectively.

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured. Determining whether some or all of these criteria have been met involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the fair value recognition provisions of ASC 718 “Compensation-Stock Compensation,” using the modified-prospective transition method. Under this method, stock-based compensation expense is recognized in the consolidated financial statements for stock options granted, modified or settled after the adoption date. In accordance with ASC 718, the unamortized portion of options granted prior to the adoption date is recognized into earnings after adoption. Results for prior periods have not been restated, as provided for under the modified-prospective method.

Under ASC 718, stock-based compensation expense recognized is based on the value of the portion of share-based payment awards that are ultimately expected to vest during the period. Based on this, our stock-based compensation is reduced for estimated forfeitures at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model. Assumptions used in the Black-Scholes models are based upon the following data: (1) The expected life of the option, estimated by considering the contractual term of the option, the vesting period of the option, the employees’ expected exercise behavior and the post-vesting employee turnover rate. (2) The expected stock price volatility of the underlying shares over the expected term of the option, based upon historical share price data. (3) The risk free interest rate, based on published U.S. Treasury Department interest rates for the expected terms of the underlying options. (4) Expected dividends, based on historical dividend data and expected future dividend activity. (5) The expected forfeiture rate, based on historical forfeiture activity and assumptions regarding future forfeitures based on the composition of current grantees.

In accordance with ASC 718, the benefits of tax deductions in excess of the compensation cost recognized for options exercised during the period are classified as financing cash inflows rather than operating cash inflows.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

On January 1, 2008, the Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company’s warrant derivative liabilities were carried at fair value during the year ended December 31, 2007, and then reclassified into equity on January 1, 2008. The fair value of these warrant derivative liabilities at December 31, 2007 was $34,370. The Company used Level 2 inputs for its valuation methodology as their fair values were determined by using the Black-Scholes option pricing model based on various assumptions. The Company’s warrant derivative liabilities were adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives. For the year ended December 31, 2007, the Company recognized a gain of $8,032 for the changes in the valuation of the aforementioned liabilities.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.”ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted ASC 825-10 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Segment Reporting

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of September 30, 2009, December 31, 2008 and December 31, 2007.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations. The Company’s net operating loss carry forward at September 30, 2009, December 31, 2008 and December 31, 2007 is approximately $4,500,000, $4,400,000 and $3,800,000, respectively.

Net Loss Per Share

Earnings per share is calculated in accordance with the ASC 260-10, “Earnings Per Share.” Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

At September 30, 2009, December 31, 2008 and December 31, 2007, approximately 0, 5,364,818 and 5,344,392 potentially dilutive shares, respectively, were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Recent Accounting Pronouncements

On July 1, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the consolidated financial statements.

In October 2009, the FASB issued an Accounting Standards Update ("ASU") regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

On December 15, 2009, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting.  The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

NOTE 2 – LOANS PAYABLE

The following is a summary of loans payable:

	September 30, 2009	December 31, 2008	December 31, 2007
NewMarket note	$610,058	$610,058	$62,467
Paragon Bank line of credit	7,818	11,182	-
	$617,876	$621,240	$62,467

Promissory Note

On January 24, 2008 the Company entered into a Letter of Intent with NewMarket Technology, Inc. The letter indicated NewMarket was interested in acquiring the total or majority interest in the Company. The acquisition did not take place and all parties terminated the purchase intent. NewMarket also agreed to fund the Company’s payroll for 3 months and such funding was converted into a promissory note by the Company to NewMarket Technologies, Inc. on October 15, 2008, and included advances to the Company to fund the Company’s immediate payroll expenses in the amount of $62,467 during 2007. The note bears interest at 8% per annum. The note is due and payable on or before October 15, 2011. The balance was $610,058, $610,058 and $62,467 at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

Line of Credit

The Company also has a revolving line of credit with Paragon Bank. The line of credit bears interest at 2% annually.

NOTE 3 – CONVERTIBLE BRIDGE LOANS

Bridge Loan I

In January and April 2006, the Company borrowed $310,000 from two funds and an individual.  The notes are due and payable May 31, 2006.  The notes are in default at December 31, 2007 and 2006.  The notes bear interest at 8%.  The Notes include 5 year warrants, net exercisable, with coverage equal to 15% of Borrowed funds divided by the Series B Preferred Price at a strike price of $0.75 per share.  The notes are unsecured.  The notes automatically convert to Preferred Series B, at the rate of $0.75 per share, if the Company puts together a ‘Qualified Equity Financing” before the due date.  If no Qualified Financing takes place prior to the maturity date, then all outstanding principal and interest due under these notes shall be convertible at the option of the lender into Preferred Series A, at the rate of $0.50 per share.  During 2008, a note holder converted $10,000 plus $1,348 of accrued interest into 20,426 shares of the Company’s Class A Preferred Stock. During 2009, the note holders converted the remaining balance of $300,000 plus accrued interest in the amount of $45,501 into 622,880 shares of the Company’s Class A Preferred Stock. The balance outstanding under these agreements at September 30, 2009, December 31, 2008 and December 31, 2007 was $0, $300,000 and $310,000, respectively.

Bridge Loan II

In May, June, August, November and December 2006, the Company borrowed $558,512 from two funds, an individual and two other entities.  The notes are due and payable November 30, 2006.  The notes are in default at December 31, 2007 and 2006.  The notes bear interest at 8%. The Notes include 5 year warrants, net exercisable, with coverage equal to 15% of Borrowed funds divided by the Series B Preferred Price at a strike price of $0.75 per share.  The notes are unsecured.  The notes automatically convert to Preferred Series B, at the rate of $0.75 per share, if the Company puts together a ‘Qualified Equity Financing” before the due date.  If no Qualified Financing takes place prior to the maturity date, then all outstanding principal and interest due under these notes shall be convertible at the option of the lender into Preferred Series A, at the rate of $0.50 per share.  During 2009, the note holders converted the balance of $558,512 plus accrued interest in the amount of $62,133 into 1,152,094 shares of the Company’s Class A Preferred Stock. The balance outstanding under these agreements at September 30, 2009, December 31, 2008 and December 31, 2007 was $0, $558,512 and $558,512, respectively.

Bridge Loan III

In March 2007, the Company borrowed $350,000 from an individual and one other entity.  The notes are due and payable September 30, 2007.  The notes bear interest at 8%. The Notes include 5 year warrants, net exercisable, with coverage equal to 15% of Borrowed funds divided by the Series B Preferred Price at a strike price of $0.75 per share.  The notes are unsecured.  The notes automatically convert to Preferred Series B, at the rate of $0.75 per share, if the Company puts together a ‘Qualified Equity Financing” before the due date.  If no Qualified Financing takes place prior to the maturity date, then all outstanding principal and interest due under these notes shall be convertible at the option of the lender into Preferred Series A, at the rate of $0.50 per share.  The note holders agreed in December 2007 to convert the balance outstanding plus $23,323 of accrued interest into 728,230 shares of the Company’s Series A Preferred Stock.  The balance outstanding under these agreements at September 30, 2009, December 31, 2008 and December 31, 2007 was $0.

NOTE 4 – DERIVATIVE LIABILITIES

During the year ended December 31, 2007, the Company accounted for debt with embedded conversion features and warrant issues in accordance with FASB ASC 480, “Distinguishing Liabilities From Equity” and FASB ASC 815, “Derivatives and Hedging.”  Conversion features determined to be beneficial to the holder are valued at fair value and recorded to additional paid in capital.  The Company determines the fair value to be ascribed to the detachable warrants issued with the convertible debentures utilizing the Black-Scholes method.  Any discount derived from determining the fair value to the debenture conversion features and warrants is amortized to financing cost over the life of the debenture.  The unamortized costs if any, upon the conversion of the warrants is expensed to financing cost on a pro rata basis through the maturity of the debt.

Debt issued with variable conversion features are considered to be embedded derivatives and are accountable in accordance with FASB ASC 815, “Derivatives and Hedging.” The fair value of the embedded derivative was recorded to derivative liability during the year ended December 31, 2007. This liability was required to be marked to market each reporting period, with changes in fair value being recognized in the statements of operations as change in fair value of derivative liabilities.  The resulting discount on the debt is amortized to interest expense over the life of the related debt. The Company recorded $0, $0 and $90,223 in deferred financing costs at September 30, 2090, December 31, 2008 and December 31, 2007, respectively. Interest expense of $0, $33,269 and $29,700 arising from amortization of these costs was recognized in the accompanying statements of operations for the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007, respectively.

The Company’s derivative liabilities were valued at $34,370 at December 31, 2007. Change in fair value of derivative liabilities in the amount of $8,032 has been recorded in the accompanying statement of operations for the year ended December 31, 2007. The Company reclassified these liabilities to equity on January 1, 2008, due to the fact that the instruments met the scope exception under FASB ASC 815-10-15-74(a) as of that date.

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 7,534,000 shares of Series A Preferred authorized at December 31, 2007 and 2006.  The shares have priority to dividends and upon liquidation of the Company.  The shares are convertible upon the option of the holder into the Company’s Common stock at the rate of one share of Preferred to one of Common.  Each holder of Series A Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock the Preferred shares convert into.  There were 5,924,241, 4,149,267 and 4,128,841 shares outstanding at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

The Company’s Bridge Loan Agreements call for a Series B Preferred.  The terms of this series preferred were never established by the Company.  There were 0 shares outstanding at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

Common Stock

The Company has 15,000,000 shares of Common stock authorized at December 31, 2007 and 2006, having increased the authorized Common shares by 1,000,000 shares on January 31, 2006 and by 2,000,000 shares on May 30, 2006.  There were 3,720,000 shares outstanding at September 30, 2009, December 31, 2008 and December 31, 2007.

Stock Options

On January 7, 2005 the Company adopted a Nonqualified Stock Option Plan for 2,280,000 shares of the Company’s Common stock.  The shares vest at the rate of 25% one year after date of grant and 2.084% monthly thereafter until fully vested.  There were 0 warrants at an option price of $0.08 per share outstanding at September 30, 2009, December 31, 2008 and December 31, 2007.

In 2007, the Company issued warrants under this plan at $0.08 per share that vest at 50% on date of issue and 2.084% per month thereafter until fully vested.  There were 0, 700,00 and 700,000 warrants outstanding at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

Warrants

The Company on January 7, 2005 issued 10 year, $0.01 per share price, warrants for 50,000 shares of Common stock.  The warrants were issued 25,000 shares to a related party.  There were 0, 50,000 and 50,000 warrants outstanding under these agreements at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

The Company issued in connection with the three Bridge loan packages.  The warrants are for Common stock shares and are five year, net exercisable, with coverage equal to 15% of Borrowed funds divided by the Series B Preferred Price at a strike price of $0.75 per share.  The exercise price is $0.50 per share.  There were 0, 415,651 and 415,651 warrants outstanding under these agreements at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

NOTE 6 – COMMITMENTS

The Company rented shared office space on a lease that ran through October 31, 2008.  The Company then made arrangements for its employees to work from home until it signed a new one-year lease that started on November 9, 2009. Future monthly rent under this new lease is $840. Total rent expense under the new lease will be $10,080. Rent expense during the nine months ended September 30, 2009 was $200. Rent expense during the years ended December 31, 2008 and 2007 was $13,354 and $62,270, respectively.

NOTE 7 – RELATED PARTY TRANSACTIONS

Related Party Loans Payable

The following is a summary of related party loans payable:

	September 30, 2009	December 31, 2008	December 31, 2007
Employee line of credit	$115,026	$115,026	$125,026
Cyberwerx, Inc. line of credit	69,303	69,303	42,648
CEO line of credit	26,015	32,157	-
Shareholder loan	376,221	363,814	368,951
NuMobile, Inc. loan	12,000	-	-
	$598,565	$580,300	$536,625

On April 4, 2003, the Company entered into an unsecured loan payable with its owner. This loan payable accrues interest on the unpaid principal balance at Prime Rate plus 1.0%. Principal outstanding at September 30, 2009, December 31, 2008 and December 31, 2007 was $350,000, $350,000 and $350,000, respectively. Interest expense on this loan for the nine months ended September 30, 2009 was $26,221. Interest expense was $25,725 and $28,951 for the years ended December 31, 2008 and 2007, respectively.

On March 24, 2006, an employee entered into a non-interest bearing line of credit to lend the Company up to $150,000 to fund its operating expenses. Repayments are due and payable in consecutive monthly payments commencing April 5, 2006. The Company has made no required payments to date. The note becomes immediately due and payable if the Company’s sells or conveys substantially all the Company’s property or business or files or is forced into bankruptcy.  The loan balance was $115,026, $115,026 and $125,026 at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

On March 24, 2006, the Company entered into a line of credit with Cyberwerx, Inc. for up to $350,000 with a related party. Cyberwerx, Inc. is owned by the Company’s Chief Executive Officer. The line of credit was due and payable in consecutive monthly payments starting on April 5, 2006.  The Company has made no required payments to date.  The note does not bear interest and is unsecured.  The note becomes immediately due and payable if the Company’s sells or conveys substantially all the Company’s property or business or files or is forced into bankruptcy.  The balance outstanding under this agreement including accrued interest at September 30, 2009, December 31, 2008 and December 31, 2007 was $69,303, $69,303 and $42,648, respectively.

On March 26, 2008, the Company’s Chief Executive Officer entered into a non-interest bearing line of credit to lend the Company up to $50,000 to fund its operating expenses. Repayments are due and payable in consecutive monthly payments commencing April 1, 2008. The note becomes immediately due and payable if the Company’s sells or conveys substantially all the Company’s property or business or files or is forced into bankruptcy. The balance was $26,015, $32,157 and $0 at September 30, 2009, December 31, 2008 and December 31, 2007, respectively.

On October 7, 2009, the Company entered into an acquisition agreement with NuMobile (See Note 9) in which NuMobile, Inc. acquired 100% of the common stock and Class A preferred stock of the Company. Prior to the acquisition, NuMobile, Inc. loaned the Company $12,000. The purchase price was therefore reduced by the $12,000 proceeds.

Shareholder Loan Receivable

The Company is owed amounts from its two common shareholders under an informal arrangement.  The balance outstanding at September 30, 2009, December 31, 2008 and December 31, 2007 was $2,833, $2,833 and $3,720, respectively.

NOTE 8 – GOING CONCERN

The Company has not generated revenues or profits to date.  This factor among others raises considerable doubt the Company will be able to continue as a going concern. The Company’s continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its operations and its ability to obtain additional sources of capital and financing.  The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.  Management plans to relieve these problems by continuing to raise working capital either through stock sales or loans.

NOTE 9 – SUBSEQUENT EVENTS

On October 7, 2009, NuMobile, Inc. entered into a stock purchase agreement, (the “Purchase Agreement”) with the Company and its shareholders. Pursuant to and upon closing of the Purchase Agreement, on October 15, 2009, NuMobile purchased from the Company’s shareholders 3,720,000 shares of common stock and 5,924,243 shares of Series A preferred stock of the Company, representing 100% of the outstanding capital stock of the Company. Pursuant to the Purchase Agreement, the Company’s shareholders issued to NuMobile, Inc. notes in the aggregate principal amount of $1,350,000.